AMERICAN FUNDS INSURANCE SERIES

                Establishment and Designation of Additional Class
               of Shares of Beneficial Interest Without Par Value
                               (the "Instrument")


                  The undersigned, being a majority of the Trustees of American Funds Insurance Series, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 6.1 and 6.10 of the Trust's Declaration of Trust dated September 9, 1983, as amended and restated on October 19, 1988, September 19, 2000 and March 19, 2002 (the "Declaration of Trust"), hereby further divide and classify a third class of shares of beneficial interest known as Class 3 shares (without making any other changes with respect to voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust).

                  Upon the effective date of this Instrument, the Trust shall have established and designated a total of 13 series of shares of beneficial interest, with each such series comprised of three Classes of shares: Class 1, Class 2 and Class 3.

                  Pursuant to Section 9.3 of the Declaration of Trust, the aforementioned action taken by the Board of Trustees shall serve as an amendment to the Declaration of Trust without the vote or consent of Shareholder of the Trust in order to conform the Trust to the requirements of applicable federal laws and regulations.


The foregoing shall be effective as of the date set forth below.


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----------------------------        -------------------------
Lee A. Ault III, as Trustee         Martin Fenton, as Trustee


-----------------------------       -------------------------
H. Frederick Christie, as Trustee   Leonard R. Fuller, as Trustee


----------------------------        -------------------------
Joe E. Davis, as Trustee            Mary Myers Kauppila, as Trustee


----------------------------        -------------------------
Michael J. Downer, as Trustee       Donald D. O'Neal, as Trustee


----------------------------        -------------------------
James K. Dunton, as Trustee         Kirk P. Pendleton, as Trustee


Dated:  September 16, 2002